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KPMG LLP
4200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN  55402

                                           Independent Auditors' Consent

The Board of Directors
Advantus Bond Fund, Inc.
Advantus International Balanced Fund, Inc.
Advantus Money Market Fund, Inc.
Advantus Mortgage Securities Fund, Inc.
Advantus Spectrum Fund, Inc.:

We consent to the use of our report dated November 8, 2002, incorporated by reference herein and to the references to our Firm under the headings "FINANCIAL STATEMENTS" and "INDEPENDENT AUDITORS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.

                                    KPMG LLP

Minneapolis, Minnesota
January 24, 2003